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Exhibit 99.1

Certifications of CEO and CFO Pursuant to
18 S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Quarterly Report on Form 10-Q of Samsonite Corporation (the "Company") for the quarterly period ended July 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Luc Van Nevel, as Chief Executive Officer of the Company, and Richard H. Wiley, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LUC VAN NEVEL
Name:	Luc Van Nevel
Title:	Chief Executive Officer, President and Director
Date:	September 13, 2002
/s/ RICHARD H. WILEY
Name:	Richard H. Wiley
Title:	Chief Financial Officer, Treasurer and Secretary
Date:	September 13, 2002

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  Exhibit 99.1
Certifications of CEO and CFO